UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 6, 2011

COVENANT BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

000-53989
(Commission File Number)

Delaware	80-0092089
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

7306 West Madison Street
Forest Park, Illinois 60130
(Address of Principal Executive Offices)

(708) 366-0200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On June 6, 2011, Covenant Bank (the “Bank”), a subsidiary of Covenant Bancshares, Inc. (the “Company”), and the Federal Deposit Insurance Corporation (the “FDIC”) and the Illinois Department of Financial and Professional Regulation (the “IDFPR”) entered into a final joint Consent Order.  Pursuant to the Consent Order, among other things, the Bank has agreed to undertake the following:

(1)
request prior written approval of the FDIC and the IDFPR to appoint any individual to the Board of Directors or the employment of any individual as a senior executive officer as defined by 12 U.S.C. §1831(i);

(2)
retain an independent third party acceptable to the FDIC and the IDFPR who will develop a written analysis and assessment of the Bank’s management needs, including an evaluation of all of the Bank’s senior executives, its organizational structure and staffing levels, and implement a plan that includes steps to correct any weaknesses or deficiencies noted;

(3)
increase the participation of the Bank’s Board of Directors in overseeing and supervising the affairs and activities of the Bank, including holding meetings of the Board no less frequently than monthly, and adopting and implementing a program for monitoring compliance with the Consent Order;

(4)	adopt, implement, and adhere to a policy for the operation of the Bank in such a manner as to provide adequate internal routine and controls consistent with safe and sound banking practices;

(5)	within sixty days, achieve and maintain a Tier 1 capital to total assets ratio of at least 9% and a total risk-based capital ratio of at least 13%;

(6)	charge-off from its books and records any assets classified “loss” by examiners that have not been previously collected or charged-off;

(7)
prohibit the extension of additional credit to or for the benefit of any existing borrower with a loan that has been previously charged-off or classified “loss” by the examiners, as well as prohibit the extension of additional credit to any existing borrower with an outstanding loan classified as “substandard,” “doubtful” or “special mention” unless the Board of Directors determines the loan to be in the best interests of the Bank;

(8)
adopt and implement a written action plan with respect to each classified asset and delinquent loan in excess of $200,000 for the purpose of reducing the Bank’s risk position with respect to such asset;

(9)
adopt and implement revised lending and collection policies, including guidelines for placing loans on non-accrual and incorporate the loan underwriting and administrative items as identified by examiners in such policies;

(10)
adopt a written contingency funding/liquidity plan which includes identification of the sources of liquid assets available to meet the Bank’s contingency funding needs over one-, two- and three-month time horizons;

(11)	provide for reviews of and adjustments to the allowance for loan and lease losses in accordance with bank regulatory guidelines;

(12)	adopt a written profit plan and comprehensive budget containing formal goals and strategies to reduce discretionary expenses and to improve the Bank’s overall earnings;

(13)
adopt a written action plan to reduce and manage commercial real estate loan concentrations of credit identified by the examiners, including procedures that provide for the ongoing measurement and monitoring of the concentrations of credit and the setting of concentration limits for 12- and 24-month intervals;

(14)	correct any violations of laws and regulations identified by the examiners and adopt and implement appropriate procedures to ensure future compliance;

(15)	provide for an annual review of the Bank’s asset/liability management policy by the Board of Directors;

(16)
prohibit an increase in the Bank’s total assets by more than 15% during any consecutive 12-month period, or more than 5% during any consecutive three-month period without first providing notice and obtaining the written consent of the FDIC and the IDFPR for a growth plan, which supports such growth; and

(17)	furnish quarterly written progress reports to the FDIC and the IDFPR signed by each member of the Bank’s Board of Directors, detailing the actions taken to secure compliance with the Consent Order.

The Consent Order also prohibits the declaration or payment of any dividends by the Bank to the Company without the prior written consent of both the FDIC and the IDFPR.

The foregoing description of the Consent Order is qualified in its entirety by reference thereto, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.  Also, the Stipulation and Consent to the Issuance of a Consent Order is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Any material failure to comply with the provisions of the Consent Order, including a failure to achieve the capital ratios required by the Consent Order, could result in additional enforcement actions by the FDIC as allowed by 12 U.S.C. §1818 and the IDFPR.  Currently, the Bank’s Tier 1 capital to total assets ratio and total risk-based capital ratio are below the targets set by the Consent Order.  As of March 31, 2011, the Bank’s Tier 1 capital to total assets ratio was 6.01% and the total risk-based capital ratio was 10.71%.

While the Company intends to take such actions as may be necessary to enable the Bank to comply with the requirements of the Consent Order, there can be no assurance that the Bank will be able to comply fully with the provisions of the Consent Order, or that efforts to comply with the Consent Order will not have adverse effects on the operations and financial condition of the Company and the Bank.

The Bank will report to the FDIC and the IDFPR regarding its progress in complying with the provisions included in the Consent Order.  Management is committed to complying with the terms of the Consent Order.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description of Exhibit
10.1	Consent Order dated June 6, 2011.
10.2	Stipulation and Consent to the Issuance of a Consent Order dated June 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COVENANT BANCSHARES, INC.

Date: June 9, 2011	By:	/s/Herman L. Davis
Herman L. Davis
Sr. Vice President, CFO, Secretary and Treasurer

INDEX TO EXHIBITS

Exhibit	Description of Exhibit
10.1	Consent Order dated June 6, 2011.
10.2	Stipulation and Consent to the Issuance of a Consent Order dated June 1, 2011.